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                                                                   EXHIBIT 10.11

                             SOFTWARE SPECTRUM, INC.
               AMENDED AND RESTATED 1993 LONG TERM INCENTIVE PLAN*

      1. Purpose

         The SOFTWARE SPECTRUM, INC. AMENDED AND RESTATED 1993 LONG TERM INCENTIVE PLAN (the "1993 Plan") has been established by SOFTWARE SPECTRUM, INC. (the "Corporation") to:

         (a) Attract and retain key executives and other key employees;

         (b) Motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

         (c) Attract and retain well-qualified individuals to serve as members of the Corporation's Board of Directors;

         (d) Provide incentive compensation opportunities that are competitive with those of other corporations; and

         (e) Further identify the interests of directors and eligible employees with those of the Corporation's other stockholders through compensation alternatives based on the Corporation's Common Stock;

and thereby promote the long-term financial interest of the Corporation and its subsidiaries, including the growth in value of the Corporation's equity and enhancement of long-term stockholder return.

      2. Scope

         Awards under the 1993 Plan may be granted in the form of (i) incentive stock options ("incentive stock options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options ("non-qualified options") (unless otherwise indicated, references in the 1993 Plan to "options" include incentive stock options and non-qualified options), (iii) shares of the Common Stock of the Corporation (the "Common Stock") that are restricted as provided in paragraph 12 hereof ("restricted shares") or (iv) units valued based upon the long-term performance of the Corporation as determined pursuant to paragraph 13 hereof ("performance units"). Options may be accompanied by stock appreciation rights ("rights"). Rights may also be granted without accompanying options. The maximum aggregate number of performance units, shares of Common Stock with respect to which options and restricted shares are granted, and rights granted without accompanying options, which may be awarded from time to time under the 1993 Plan shall be 600,000 (subject to adjustment as described in paragraph 16 hereof). Shares of Common Stock with respect to which awards are granted may be, in whole or in part, authorized and unissued shares, authorized and issued shares held in the treasury of the Corporation, or issued shares reacquired by the Corporation, as the Board of Directors of the Corporation (the "Board of Directors") shall from time to time determine. If for any reason (other than surrender of options or Deemed Options (as herein defined) upon exercise of rights as provided in paragraph 9 hereof) any shares as to which an option has been granted cease to be subject to purchase thereunder, or any restricted shares are forfeited to the Corporation, or any right issued without accompanying options terminates or expires without being exercised, then the shares in respect of which such option or right was granted, or such restricted shares, shall become available for subsequent awards under the 1993 Plan.

* As amended through August 15, 1997.

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      3. Effective Date

         The 1993 Plan shall become effective on June 15, 1993 and, unless sooner terminated pursuant to the terms hereof, the Plan shall terminate on June 15, 2003. The 1993 Plan (and each award granted under the 1993 Plan) will become null and void unless the 1993 Plan is approved no later than June 15, 1994 by the affirmative vote of the holders of a majority of the shares of voting stock of all classes of the Corporation present, or represented, and entitled to vote at a meeting of stockholders of the Corporation at which a majority of the outstanding shares of the Corporation's voting stock is voted on the proposal to approve the 1993 Plan. The agreement relating to each award granted under the 1993 Plan prior to approval of the Plan by stockholders as aforesaid shall expressly provide that such award will not be exercisable or payable prior to such approval and that such award will become null and void unless the 1993 Plan is approved by the stockholders as aforesaid no later than June 15, 1994.

      4. Administration

         (a) The 1993 Plan shall be administered, construed and interpreted solely by the Compensation Committee or any successor thereto of the Board of Directors of the Corporation. (All references herein to the "Committee" shall be deemed to refer exclusively to the Compensation Committee or any successor thereto of the Board of Directors of the Corporation.) Notwithstanding anything in this paragraph 4 to the contrary, all authority to exercise discretion with respect to participation in the 1993 Plan by persons who are (i) "officers" within the meaning of the applicable Securities and Exchange Commission rules and regulations relating to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor statute, (ii) directors of the Corporation, and/or (iii) beneficial owners of more than ten percent (10%) of any class of equity securities of the Corporation who are otherwise eligible to participate in the 1993 Plan, and the timing, pricing, amounts and other terms and conditions of awards granted under the 1993 Plan to such officers, directors and beneficial owners, shall be vested in (i) the Board of Directors of the Corporation if all of the members of the Board are disinterested persons within the meaning ascribed to such term in Rule 16b-3 promulgated under the 1934 Act, or within any successor definition or under any successor rule ("disinterested persons"), or (ii) the Committee, if consisting of two (2) or more directors each of whom is a disinterested person.

         (b) The Committee shall have plenary authority in its sole discretion and subject to the express provisions of the 1993 Plan, to grant options, to determine the purchase price of the Common Stock covered by each option (the "exercise price"), the term of each option, the Employees (as herein defined) to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights; to grant rights without accompanying options; to determine the Employees to whom and the time or times at which such rights shall be granted and the exercise price, term, and number of shares of Common Stock covered by any Deemed Option (as defined in paragraph 9 hereof) corresponding thereto; to grant restricted shares and performance units and to determine the term of the restricted period and appropriate long-term objectives and other conditions applicable to such restricted shares or performance units, the Employees to whom and the time or times at which restricted shares or performance units shall be granted and the number of restricted shares or performance units to be covered by each grant; to interpret the 1993 Plan; to prescribe, amend and rescind rules and regulations relating to the 1993 Plan; to determine the terms and provisions of the option agreements, and the right, restricted share and performance unit agreements entered into in connection with awards under the 1993 Plan; to prepare and distribute in such manner as the Committee determines to be appropriate information concerning the 1993 Plan, and to make all other determinations deemed necessary or advisable for the administration of the 1993 Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the 1993 Plan; provided, however, that the Committee shall not delegate its authority to construe and interpret the 1993 Plan, to determine which Employees may participate in the 1993 Plan, or its authority to make grants of options, restricted shares, performance units and rights.

         (c) The Committee may adopt such rules as it deems necessary, desirable or appropriate. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary (who may or may not be a Committee member, as the case may be) and advise the Board of Directors of such actions. The secretary shall keep a record of all minutes and forward all necessary communications to the Corporation. A majority of the Committee shall constitute a quorum. All

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decisions of the Committee shall be made by a vote of not less than a majority of the Committee members present at a meeting of the Committee at which a quorum is present or by a written consent signed by all of the members of the Committee. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act in accordance with the preceding sentence, registers his dissent in writing delivered to the other Committee members and to the Board of Directors, shall not be responsible for any such action or failure to act.

         (d) All usual and reasonable expenses of the Committee shall be paid by the Corporation, and no member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Employees who have received awards, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the 1993 Plan or awards made thereunder, and the Corporation shall indemnify and hold harmless each member of the Committee against all loss, cost, expenses or damages, occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the 1993 Plan, consistent with the Corporation's articles of incorporation and bylaws.

         (e) Subject to such limitations or restrictions as may be imposed by the Code or other applicable law, and except for options granted to nonemployee directors pursuant to the terms of paragraph 5 hereof, the Committee may grant to an Employee who has been granted an award under the 1993 Plan or any other benefit plan maintained by the Corporation or any of its subsidiaries, or any predecessor or successor thereto, in exchange for the surrender and cancellation of such prior award, a new award with such terms and conditions as the Committee may deem appropriate consistent with the provisions of the 1993 Plan.

      5. Eligibility; Factors To Be Considered in Granting Awards

         (a) Except for options awarded to nonemployee directors pursuant to the terms of this paragraph 5, awards shall be granted only to persons who are regular full-time employees (meaning an employee who works 30 hours or more per week for the Corporation) of the Corporation or one or more of its subsidiaries (as defined below) and either are officers of, or in the opinion of the Committee hold key positions in or for, the Corporation or a subsidiary ("Employees"). In determining the Employees to whom awards shall be granted, the number of shares of Common Stock with respect to which each award shall be granted, the number of performance units granted by each award, and the terms and conditions of each award, the Committee shall take into account the nature of the Employee's duties, his or her present and potential contributions to the growth and success of the Corporation, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the 1993 Plan. The chief executive officer of the Corporation shall assist the Committee in this determination by making recommendations. An Employee who has been granted an award or awards under the 1993 Plan may be granted an additional award or awards, subject to such limitations as may be imposed by the Code on the grant of incentive stock options or other applicable law.

         (b) For purposes of this 1993 Plan, the term "subsidiary" means any corporation (other than the Corporation) during any period of which fifty percent (50%) or more of the total combined voting power of all classes of stock is owned, directly or indirectly, by the Corporation. For purposes of this 1993 Plan, the term "affiliate" shall have the same meaning as in Rule 12b-2 promulgated under the 1934 Act.

         (c) Each director of the Corporation who is not also a regular full-time Employee of the Corporation or one of its subsidiaries (a "nonemployee director") shall automatically be granted a non-qualified option to purchase 2,000 shares of Common Stock (appropriately adjusted to reflect stock splits, dividends, recapitalizations and the like occurring after the effective date of the 1993 Plan) on the date such individual becomes a nonemployee director, and each year thereafter, each nonemployee director shall automatically be granted an additional option to purchase 2,000 shares of the Corporation's Common Stock (appropriately adjusted to reflect stock splits, dividends, recapitalizations and the like occurring after the effective date of the 1993 Plan) immediately following each annual meeting of the shareholders of the Corporation, subject thereafter to adjustment under paragraph 16 hereof. Options granted to nonemployee directors shall not be accompanied by rights. The exercise price per share of Common Stock of each option granted to a nonemployee director shall be the Fair Market Value per Share (as defined in paragraph 6 hereof) on the date the option is granted. Each option

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granted to a nonemployee director shall become exercisable in full, six months following the date of the grant. Subject to the provisions of paragraph 14, to the extent not previously exercised, all options granted to a nonemployee director under the 1993 Plan will expire on the fifth anniversary following the date of each grant. Notwithstanding the provisions of paragraph 18 of the 1993 Plan, the provisions of this paragraph 5(c) may not be amended more than once every six (6) months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

         (d) Unless a different meaning is indicated or required by the context, the term "regular full-time Employee" or "Employee" as used in this 1993 Plan shall include a nonemployee director of the Corporation, and the term "employed" or "employment" shall include service by a nonemployee director as a member of the Corporation's Board of Directors.

      6. Option Price; Fair Market Value

         The per share exercise price of each option for shares of Common Stock (other than options granted pursuant to paragraph 5(c) hereof) shall be determined by the Committee, but in no event shall be less than one hundred percent (100%) of the Fair Market Value per Share on the date the option is granted except as set forth in paragraph 10 hereof. For purposes of this 1993 Plan, the term "Fair Market Value per Share" as of any date shall mean, except as provided in paragraph 9(d) hereof, for shares of Common Stock with respect to which restricted shares, options and rights shall be granted, the closing price of the Common Stock on such date (or if there are no sales on such date, on the next preceding date on which there were sales), as reported on the New York Stock Exchange Composite Tape, or if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system for the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing price of the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or if the Common Stock is not listed or admitted to trading on the NASDAQ National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system as may then be in use, or if the Common Stock is not reported on any such system and is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors, or if no such market maker is making a market in the Common Stock, the fair value of the Common Stock as determined in good faith by the Board of Directors; provided, however, that in any event the Fair Market Value per Share shall be appropriately adjusted to reflect events described in paragraph 16 hereof. The Committee shall determine the date on which an option is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder; in the absence of such determination, the date on which the Committee adopts a resolution granting an option shall be considered the date on which such option is granted, provided the Employee to whom the option is granted is promptly notified of the grant and a written option agreement is duly executed as of the date of the resolution. The exercise price so determined shall also be applicable in connection with the exercise of any related right.

      7. Term of Options

         The term of each option granted under the 1993 Plan shall be as the Committee shall determine, but in no event shall any option have a term of more than ten (10) years from the date of grant, subject to earlier termination as provided in paragraphs 14 and 15 hereof. If the holder of an incentive stock option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation or any subsidiary, the term of such incentive stock option shall not exceed five (5) years from the date of grant.

      8. Exercise of Options

         (a) Subject to the provisions of this 1993 Plan and unless otherwise provided in the option agreement, an option granted under the 1993 Plan shall become one hundred percent (100%) vested at the earliest of the Employee's retirement from active employment at or after Retirement Age (as defined in paragraph 14 hereof) or the Employee's death or total and permanent disability (as defined in paragraph 15 hereof). Prior to becoming one hundred percent (100%) vested, each option shall become exercisable in such cumulative installments and upon such events as the Committee may determine in its sole discretion. Subject to the

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foregoing, the unvested portion of any option or right granted under the 1993
Plan shall be forfeited on the date the Employee ceases to be a full-time Employee of the Corporation. The Committee may also, in its sole discretion, accelerate the exercisability of any option or installment thereof at any time.

         (b) An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares of Common Stock as to which the option has become exercisable; provided, however, that an option shall not be exercised at any time as to less than one hundred (100) shares (or less than the number of shares of Common Stock as to which the option is then exercisable, if that number is less than one hundred (100) shares).

         (c) At the time of exercise of any option, the per share exercise price of such option shall be paid in full for each share of Common Stock with respect to which such option is exercised. Payment may be made in cash or, with the approval of the Committee, in shares of the Common Stock, valued at the Fair Market Value per Share on the date of exercise. An option holder may also make payment at the time of exercise of an option by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes (subject to the provisions of paragraph 19 hereof).

         (d) Notwithstanding any other provision in the 1993 Plan to the contrary, no option may be exercised prior to the expiration of six (6) months from the date of the award thereof.

         (e) Upon the exercise of an option or portion thereof in accordance with the 1993 Plan, the option agreement and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a stockholder with respect to the Common Stock issued as a result of such exercise.

      9. Award and Exercise of Rights

         (a) The Committee may grant a right as a primary right or an additional right (each as defined in this paragraph 9) in the manner set forth in this paragraph 9. A right granted in connection with an option may be granted either at the time the option is granted or, in the case of an option that is not an incentive stock option, thereafter at any time prior to the exercise, termination or expiration of such option. Each right shall be subject to the same terms and conditions as the related option or Deemed Option (as defined in paragraph 9(b)) and shall be exercisable only to the extent the option or Deemed Option is exercisable. Notwithstanding any other provision in the 1993 Plan to the contrary, no right, with or without an underlying option, shall be exercisable for cash by an Employee who is subject to the provisions of Section 16(b) of the 1934 Act (an "Insider") prior to the expiration of six (6) months from the date the right is awarded.

         (b) A primary right may be awarded by the Committee either alone or in connection with any option granted under the 1993 Plan (other than options granted to nonemployee directors under paragraph 5(c) hereof). Each primary right granted without a corresponding option shall nevertheless be deemed for certain purposes described in this paragraph 9 to have been accompanied by an option (a "Deemed Option"). A Deemed Option shall have no value, and no shares of Common Stock (or other consideration) shall be delivered upon exercise thereof, but such Deemed Option shall serve solely to establish the terms and conditions of the corresponding primary right. At the time of grant of a primary right not granted in connection with an option, the Committee shall set forth the terms and conditions of the corresponding Deemed Option. The terms and conditions of such Deemed Option shall include all terms and conditions that at the time of grant are required, and, in the discretion of the Committee, may include any additional terms and conditions that at such time are permitted, to be included in options granted under this 1993 Plan. A primary right shall entitle the Employee to surrender unexercised the related option or Deemed Option (or any portion or portions thereof that the Employee determines to surrender) and to receive in exchange, subject to the provisions of the 1993 Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to (i) the excess of
(A) the Fair Market Value per Share on the exercise date over (B) the per share exercise price of the option or Deemed Option, multiplied by (ii) the number of shares of Common Stock subject to the option, Deemed Option or portion thereof that is surrendered. Surrender of an option or Deemed Option or portion thereof in exchange for a payment as described in this paragraph is referred to as the "exercise of a primary right." Upon exercise of a primary right, payment shall be made in the form of cash, shares of Common Stock, or a combination thereof, as elected by the Employee, provided that the Committee shall have sole discretion to approve or disapprove the election of an Insider to receive all or part of a payment in cash (which

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approval or disapproval may be given at any time after the election to which it relates); and, provided, further, that the election by an Insider to receive cash in whole or in part upon exercise of a primary right shall be made only during a "window period" (as defined in paragraph 9(d) hereof). Shares of Common Stock paid upon exercise of a primary right will be valued at the Fair Market Value per Share on the exercise date. Cash will be paid in lieu of any fractional share of Common Stock based upon the Fair Market Value per Share on the exercise date. Subject to paragraph 19 hereof, no payment will be required from the Employee upon exercise of a primary right.

         (c) An additional right may be awarded by the Committee in connection with any option granted under the 1993 Plan (other than options granted to nonemployee directors under paragraph 5(c) hereof). An additional right shall entitle the Employee to receive, upon the exercise of a related option, a cash payment equal to (i) the product determined by multiplying (A) the excess of (x) the Fair Market Value per Share on the date of exercise of the related option over (y) the option price per share at which such option is exercisable by (B) the number of shares of Common Stock with respect to which the related option is being exercised, multiplied by (ii) a percentage factor (which may be any percentage factor equal to or greater than ten percent (10%) and equal to or less than one hundred percent (100%)) as determined by the Committee at the time of the grant of such additional right or as determined in accordance with a formula for determination of such percentage factor established by the Committee at the time of the grant of such additional right. If no percentage factor or formula is otherwise specified by the Committee at the time of grant of such additional right, the percentage factor shall be deemed to be one hundred percent (100%). The Committee at any time, or from time to time, after the time of grant may in its discretion increase such percentage factor (or amend such formula so as to increase such factor) to not more than one hundred percent (100%).

         (d) Solely for purposes of paragraphs 9(b) and 9(c), with respect to exercises of rights (other than rights that relate to an incentive stock option) by an Insider, during any period commencing on the third business day following the date of release for publication of any annual or quarterly summary statements of the Corporation's sales and earnings and ending on the twelfth business day following such date (a "window period"), the Committee may prescribe, by rule of general application, such other measure of Fair Market Value per Share as the Committee may, in its sole discretion, determine, but not in excess of the highest sale price of the Common Stock during such window period as reported on the New York Stock Exchange Composite Tape, or as further determined as set forth in paragraph 6 hereof; provided, however, that the Fair Market Value per Share shall be appropriately adjusted to reflect events described in paragraph 16 hereof. In the case of rights that relate to an incentive stock option, the Committee may prescribe a similar measure of Fair Market Value per Share; provided, however, that such measure shall not exceed the maximum amount that would be permissible under Section 422 of the Code without disqualifying such option as an incentive stock option under Section 422 or causing such option not to be considered fully exercised within the meaning of Section 422.

         (e) Upon exercise of a primary right, the number of shares of Common Stock subject to exercise under the related option or Deemed Option shall automatically be reduced by the number of shares of Common Stock represented by the option, Deemed Option or portion thereof surrendered. Shares of Common Stock subject to options, Deemed Options or portions thereof surrendered upon the exercise of rights shall not be available for subsequent awards under the 1993 Plan.

         (f) A right related to an incentive stock option may only be exercised if the Fair Market Value per Share on the exercise date (as determined pursuant to paragraph 6 and without regard to paragraph 9(d) hereof) exceeds the exercise price of the option per share of Common Stock.

         (g) If neither the right nor, in the case of a right (whether primary or additional) with a related option, the related option, is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and, subject to paragraph 19 hereof, a payment in the amount prescribed by paragraph 9(b) or paragraph 9(c), as the case may be, shall be paid to the Employee in cash.

     10. Incentive Stock Options

         (a) The Committee shall designate the Employees to whom incentive stock options, as described in Section 422 of the Code or any successor section thereto, are to be awarded under the 1993 Plan and shall determine the number of shares of Common Stock to be covered by each incentive stock option. Incentive stock options shall be awarded only to regular full-time Employees of the Corporation, and nonemployee

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directors shall not be eligible to receive awards of incentive stock options. In no event shall the aggregate Fair Market Value Per Share of all Common Stock (determined at the time the option is awarded) with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Corporation and its subsidiaries) exceed $100,000.

         (b) The purchase price of a share of Common Stock under each incentive stock option shall be determined by the Committee; provided, however, that in no event shall such price be less than one hundred percent 100% of the Fair Market Value Per Share as of the date of grant or one hundred ten percent (110%) of such Fair Market Value Per Share if the holder of the incentive stock option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation or any subsidiary.

         (c) Except as provided in paragraphs 14 and 15 hereof, no incentive stock option shall be exercised at any time unless the holder thereof is then a regular full-time Employee of the Corporation or one of its subsidiaries. For this purpose, "subsidiary" shall include, as under Treasury Regulations Section 1.421-7(h)(3)-(4), example (3), any corporation that is a subsidiary of the Corporation during the entire portion of the requisite period of employment during which it is the employer of the holder.

         (d) In the event of amendments to the Code or applicable rules or regulations relating to incentive stock options subsequent to the date hereof, the Corporation may amend the provisions of the 1993 Plan, and the Corporation and the Employees holding such incentive stock options may agree to amend outstanding option agreements to conform to such amendments.

     11. Non-Transferability of Options and Rights

         Options and rights granted under the 1993 Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and options and rights shall be exercisable during the lifetime of the Employee only by the Employee or by the Employee's guardian or legal representative (unless such exercise would disqualify an option as an incentive stock option).

     12. Award and Delivery of Restricted Shares

         (a) At the time an award of restricted shares is made, the Committee shall establish a period or periods of time (each a "Restricted Period") applicable to such award that shall not be more than ten (10) years. Each award of restricted shares may have a different Restricted Period or Restricted Periods. The Committee may, in its sole discretion, at the time an award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the restricted shares awarded, and for the lapse or termination of restrictions upon all or any portion of the restricted shares upon the satisfaction of other conditions in addition to or other than the expiration of the applicable Restricted Period. The Committee may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares upon the Employee's death, total and permanent disability (as defined in paragraph 15 hereof), or retirement from active employment at or after the Retirement Age (as defined in paragraph 14 hereof).

         (b) At the time a grant of restricted shares is made to an Employee, a stock certificate representing a number of shares of Common Stock equal to the number of such restricted shares shall be registered in the Employee's name but shall be held in custody by the Corporation for such Employee's account. The Employee shall generally have the rights and privileges of a stockholder as to such restricted shares, including, without limitation, the right to vote such restricted shares, except that, subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply: (i) the Employee shall not be entitled to delivery of the stock certificate evidencing restricted shares until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the Committee; and (iii) all of the shares then subject to a Restricted Period shall be forfeited and all rights of the Employee to such restricted shares shall terminate without

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further obligation on the part of the Corporation if the Employee ceases to be a regular full-time Employee of the Corporation or any of its subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such restricted shares. Dividends in respect of restricted shares shall be currently paid; provided, however, that in lieu of paying currently a dividend of shares of Common Stock in respect of restricted shares, the Committee may, in its sole discretion, register in the name of an Employee a stock certificate representing such shares of Common Stock issued as a dividend in respect of restricted shares, and may cause the Corporation to hold such certificate in custody for the Employee's account subject to the same terms and conditions as such restricted shares. Upon the forfeiture of any restricted shares, such forfeited restricted shares shall be transferred to the Corporation without further action by the Employee. The Employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to paragraph 16 hereof.

         (c) Upon the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for herein, the restrictions applicable to the shares subject to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of restricted shares with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Employee or the Employee's Beneficiary (as defined in paragraph 14(b)). The Corporation shall not be required to deliver any fractional share of Common Stock but shall pay to the Employee or the Employee's Beneficiary, in lieu thereof, the product of (i) the Fair Market Value per Share (determined as of the date the restrictions expire or terminate) and (ii) the fraction of a share to which such Employee would otherwise be entitled. Subject to paragraph 19 hereof, no payment will be required from the Employee upon the issuance or delivery of any Common Stock upon the expiration or termination of a Restricted Period with respect to restricted shares.

     13. Award of Performance Units

         (a) At the time an award of performance units is made, the Committee shall prescribe a range of long-term financial or other performance objectives, including minimum, maximum and target objectives of the Corporation ("long-term objectives") during the Incentive Period (as defined in paragraph 13(c) hereof) applicable to such performance units, and shall determine a range of dollar values of each performance unit associated with such range of long-term earnings objectives. If the minimum long-term objective prescribed by the Committee for any performance unit is not achieved or exceeded, then such performance unit shall have no value and no amount shall be payable with respect thereto. If such minimum long-term objective is achieved or exceeded, then the dollar value of all performance units to be paid with respect thereto shall be based upon the level of long-term objective achieved, subject to any maximum performance unit value imposed by the Committee. If during the course of an Incentive Period there shall occur significant events that were not foreseen in establishing the minimum long-term objective for such Incentive Period and which the Committee expects to have a substantial effect on such objective during such Incentive Period, in its discretion, the Committee may revise such objective.

         (b) Any Employee who is an Employee of the Corporation or a subsidiary as of the Valuation Date (as defined in paragraph 13(c)) with respect to performance units that have been previously awarded to him, shall, if the minimum long-term objective specified in paragraph 13(a) is met, be eligible to receive a cash award equal to the value of such performance units determined pursuant to such paragraph 13(a) as of the Valuation Date applicable thereto. Payment of such cash award shall be made as soon as practicable following the Valuation Date of such performance units. Except as otherwise provided in paragraph 14 hereof, any performance units awarded to an Employee during his employment period for which the Incentive Period has not ended shall be forfeited upon the date such employment terminates, and he shall not be entitled to any payment in respect thereof.

         (c) For purposes of the 1993 Plan,

             (i) The "Incentive Period" with respect to a performance unit shall be a period beginning on the date such performance unit is granted and lasting for such period, not shorter than two (2) years nor longer than 10 years, as the Committee shall designate.

             (ii) The "Valuation Date" means the last day of the Incentive Period for a performance unit.

     14. Termination of Employment

         (a) In the event that the employment of an Employee to whom an option or right has been granted under the 1993 Plan terminates for any reason (except as set forth in paragraph 15 hereof), all rights of such Employee under any then outstanding option or right shall terminate and shall be forfeited immediately as to any unexercised portion thereof. In the case the service of a nonemployee director who is the holder of any option shall terminate as a director (except by reason of death or disability) the outstanding options held by such nonemployee director shall be exercisable at any time within three (3) months after the date of such termination of service as a director, but in no event later than the date on which the option or right expires and only to the extent such option was exercisable at the date of such termination.

         (b) Unless otherwise determined by the Committee, if an Employee to whom performance units have been granted ceases to be an Employee of the Corporation or of a subsidiary prior to the end of the Incentive Period with respect to such performance units for any reason other than death, total and permanent disability or retirement from active employment at or after the Retirement Age, the Employee shall immediately forfeit all such performance units. If an Employee to whom performance units have been granted terminates employment by reason of retirement on or after the Retirement Age, total and permanent disability or death, he shall, if the minimum long-term objectives specified in paragraph 13(a) hereof are met, be eligible to receive a cash award equal to the value of such performance units, determined pursuant to such paragraph 13(a) and payable as soon as practicable following the Valuation Date of such performance units. If the Employee terminates employment due to his death or if an Employee who retires from active employment on or after his Retirement Age or terminated employment due to total and permanent disability dies prior to receipt of any such payment, then his designated Beneficiary shall, if the minimum long-term objectives specified in paragraph 13(a) are met, be entitled to receive a cash award equal to the value of such performance units, determined pursuant to such paragraph 13(a), and payable as soon as practicable following the Valuation Date of such performance units. In the event that the person designated by the Employee as his Beneficiary shall not be living at the time, or if no designation has been made, then the payment of such cash award shall be made to the estate of the Employee. An Employee's Retirement Age hereunder is 65. An Employee's "Beneficiary" is a person or persons (natural or otherwise) designated by such Employee, pursuant to a written instrument executed by such Employee and filed with the Committee, to receive any benefits payable hereunder in the event of such Employee's death.

         (c) Awards granted under the 1993 Plan shall not be affected by any change of duties or position so long as the holder continues to be a regular full-time Employee of the Corporation or any subsidiary thereof. Any option or right, restricted share or performance unit agreement, and any rules and regulations relating to the 1993 Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the 1993 Plan or in any award granted pursuant to the 1993 Plan shall confer upon any Employee any right to continue in the employ of the Corporation or any subsidiary or interfere in any way with the right of the Corporation or any subsidiary to terminate such employment at any time.

     15. Death or Total Disability of Employee

         If an Employee to whom an option or right has been granted under the 1993 Plan shall die or suffer a total and permanent disability while employed by the Corporation or a subsidiary, such option or right may be exercised, to the extent that the Employee was entitled to do so at the termination of employment (including by reason of death or total disability), as set forth herein (subject to any restrictions set forth in paragraph 9 with respect to Insiders) by the Employee, legal guardian of the Employee (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the Employee under the Employee's last will, or by the Employee's personal representatives or distributees, whichever is applicable, at any time within twelve (12) months after the date of the Employee's death or total disability, but in no event later than the date on which the option or right terminates. Notwithstanding the above, if an Employee who terminates employment by reason of total and permanent disability shall die, a legatee or legatees of such Employee under the Employee's last will, or the executor of such Employee's estate, shall only have the right to exercise such option or right, to the extent that the Employee was entitled to do so at the termination of employment, during the period ending twelve (12) months after the date of the Employee's termination of employment by reason of disability. For purposes hereof, "total and permanent disability" shall have the meaning set forth in Code Section 22(e)(3), or any successor provision thereto.

     16. Adjustments upon Changes in Capitalization, etc.

         Notwithstanding any other provision of the 1993 Plan, the Committee shall make or provide for such adjustments to the 1993 Plan, to the number and class of shares available thereunder and to any outstanding options, rights, restricted shares or performance units as it shall deem appropriate to prevent dilution or enlargement, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee shall make such adjustment as it deems equitable in respect to outstanding options, rights, restricted shares and performance units, including revision of outstanding options, rights, restricted shares and performance units so that they may be exercisable or redeemable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive. Any fractional shares resulting from such adjustments to options, rights, or restricted shares shall be eliminated.

     17. Business Combinations.

         In addition to the rights and obligations of the Committee to modify, adjust or accelerate exercisability of outstanding options, rights, restricted shares or performance units, in the event that, while any options, rights, restricted shares or performance units are outstanding under the 1993 Plan, there shall occur (a) a merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not be the surviving corporation (for purposes of this paragraph 17, the Corporation shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (b) a dissolution of the Corporation, or (c) a transfer of all or substantially all of the assets or shares of stock of the Corporation in one transaction or a series of related transactions to one or more other persons or entities, then, with respect to each option, right, restricted share and performance unit outstanding immediately prior to the consummation of such transaction and without the necessity of any action by the Committee:

         (i) If provision is made in writing in connection with such transaction for the continuance and/or assumption of the options, rights, restricted shares and performance units granted under the 1993 Plan, or the substitution for such options, rights, restricted shares and performance units of new options, rights, restricted shares and performance units, with appropriate adjustment as to the number and kind of shares or other securities deliverable with respect thereto, the options, rights, restricted shares and performance units granted under the 1993 Plan, or the new options, rights, restricted shares and performance units substituted therefor, shall continue, subject to such adjustment, in the manner and under the terms provided in the respective agreements pursuant to paragraph 4 of this 1993 Plan.

         (ii) In the event provision is not made in connection with such transaction for the continuance and/or assumption of the options, rights, restricted shares and performance units granted under the 1993 Plan, or for the substitution of equivalent options, rights and awards, then (A) each holder of an outstanding option shall be entitled, immediately prior to the effective date of such transaction, to purchase the full number of shares that he would otherwise have been entitled to purchase during the entire remaining term of the option, (B) the holder of any right shall be entitled, immediately prior to the effective date of such transaction, to exercise such right to the extent the related option or Deemed Option is or becomes exercisable at such time in accordance with its terms, (C) the holder of any additional rights shall be entitled to receive, to the extent the related option is exercised immediately prior to the effective date of such transaction, the full amount of cash he would have been entitled to receive if the related option had been exercised to such extent and the percentage factor relating to such additional right were 100%, (D) the recipient of any performance unit shall be entitled, immediately prior to the effective date of such transaction, to receive all remaining values under such unit, (E) all restrictions on any award of Restricted Shares shall lapse, and (F) any restriction or risk of forfeiture imposed under the 1993 Plan shall lapse immediately prior to the effective date of such transaction. The unexercised portion of any option, right, Deemed Option or any additional right relating to the unexercised portion of a related option shall be deemed cancelled and terminated as of the effective date of such transaction.

     18. Termination and Amendment

         The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the 1993 Plan at any time; provided, however, that an amendment shall be subject to stockholder approval if such approval is required to comply with Rule 16b-3 promulgated under the 1934 Act or under any successor rule, the Code or the rules of any securities exchange or market system on which securities of the Company are listed or admitted to trading at the time such amendment is adopted. The Board of Directors may delegate to the Committee all or any portion of its authority under this paragraph 18. If the 1993 Plan is terminated, the terms of the 1993 Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the 1993 Plan may, without the consent of the Employee to whom an award shall theretofore have been granted, adversely affect the rights of such Employee under such award.

     19. Withholding Tax

         (a) The Corporation shall have the right to deduct from all amounts paid in cash in consequence of the exercise of an option or right, or the settlement of a performance unit, under the 1993 Plan any taxes required by law to be withheld with respect to such cash payments. Subject to paragraph 19(c) below, where an Employee or other person is entitled to receive shares of Common Stock pursuant to the exercise of an option or a right pursuant to the 1993 Plan, the Corporation shall have the right to require the Employee or such other person to pay to the Corporation the amount of any taxes that the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Section 424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of the holding period requirements of Section 422(a)(1) of the Code, the Employee shall be required to give notice to the Corporation of such disposition and the Corporation shall have the right to require the Employee to pay to the Corporation the amount of any taxes that are required by law to be withheld with respect to such disposition.

         (b) Upon termination of the Restricted Period with respect to any restricted shares (or such earlier time, if any, as an election is made by the Employee under Section 83(b) of the Code, or any successor provisions thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the Employee or other person receiving shares of Common Stock in respect of such restricted shares to pay to the Corporation the amount of taxes that the Corporation is required to withhold with respect to such shares of Common Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Common Stock held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to restricted shares the amount of taxes that the Corporation is required to withhold with respect to such dividend payments.

         (c) In the case of an Employee or other person who is subject to
Section 16 of the 1934 Act, all tax withholding obligations shall be satisfied through the withholding or surrender of shares of Common Stock as necessary to comply with Section 16 of the 1934 Act and the rules and regulations thereunder or to obtain any exemption therefrom.

     20. Written Agreements

         Each award of options, rights, restricted shares or performance units shall be evidenced by a written agreement, executed by the Employee and the Corporation, which shall contain such restrictions, terms and conditions as the Committee may require.

     21. Effect on Other Stock Plans

         The adoption of the 1993 Plan shall have no effect on awards made or to be made pursuant to other plans covering Employees of the Corporation or its subsidiaries, or any predecessors or successors thereto.